Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000 www.targaresources.com

Targa Resources, Inc. Announces Receipt of Requisite Consents for

Consent Solicitation for 8 1/2% Senior Notes due 2013

HOUSTON, TX – December 21, 2009 — Targa Resources, Inc. (the “Company”) announced today that it has received, pursuant to its previously announced cash tender offer and consent solicitation for any and all of the outstanding $250,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2013, CUSIP No. 87611UAC5 (the “Notes”), which are co issued by the Company and Targa Resources Finance Corporation (collectively, the “Issuers”), the requisite consents to adopt proposed amendments to the indenture under which the Notes were issued that would, among other things, eliminate substantially all restrictive covenants and certain event of default provisions.

The Company announced that consents had been delivered with respect to $249,995,000 million of the Notes (representing 99.998% of the outstanding aggregate principal amount of Notes), which Notes had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on December 18, 2009 (the “Consent Payment Deadline”). In conjunction with receiving the requisite consents, the Issuers, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, executed a supplemental indenture with respect to the indenture under which the Notes were issued effecting certain amendments that would, among other things, eliminate substantially all restrictive covenants and certain event of default provisions. The supplemental indenture will not become operative until the acceptance of the Notes for purchase by the Company pursuant to the terms and conditions described in the Statement (as defined below).

The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the related Offer to Purchase and Consent Solicitation Statement dated December 7, 2009 (the “Statement”). Holders who validly tendered their Notes and delivered their consents on or prior to the Consent Payment Deadline are eligible to receive the applicable Total Consideration (as defined below). A Holder’s right to validly withdraw tendered Notes and validly revoke delivered consents expired on the Consent Payment Deadline.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn and consents validly delivered, and not validly revoked, pursuant to the tender offer and consent solicitation, is subject to and conditioned upon the satisfaction of or, where applicable, the Company’s waiver of, certain conditions, including: (1) the tender of at least a majority in aggregate outstanding principal amount of the Notes, on or prior to the Consent Payment Deadline (and, thereby, obtaining the requisite consents for the proposed amendments to the indenture under which the Notes were issued); (2) the receipt of proceeds from a refinancing transaction anticipated to be entered into by the Company (the “Financing Condition”); and (3) certain other general conditions, each as described in more detail in the Statement.

Holders who validly tender (and do not validly withdraw) their Notes on or prior to the Consent Payment Deadline, and whose Notes are accepted for payment, will receive total consideration equal to $1,043.75 per $1,000 principal amount of the Notes (the “Total Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the first settlement date. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes

(the “Consent Payment”). As of the Consent Payment Deadline, the Company expects the satisfaction of the Financing Condition and the settlement date to occur on or after January 5, 2010.

Holders who validly tender (and do not validly withdraw) their Notes after the Consent Payment Deadline, but on or prior to Midnight, New York City time, on January 5, 2010, unless extended or earlier terminated by the Company (the “Expiration Time”), and whose Notes are accepted for payment, will receive the tender consideration equal to $1,013.75 per $1,000 principal amount of the Notes (the “Tender Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the final settlement date. Holders of Notes who tender after the Consent Payment Deadline will not receive a Consent Payment.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding and the holders thereof will be bound by the amendments contained in the supplemental indenture eliminating substantially all restrictive covenants and certain event of default provisions in the indenture even though they have not consented to the amendments.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related letter of instructions. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Issuers, the dealer manager, the solicitation agent, the information agent, the depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

The Company has engaged Citadel Securities LLC to act as dealer manager and solicitation agent for the tender offer and consent solicitation and MacKenzie Partners, Inc. to act as information agent and depositary for the tender offer. Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322 2885 (toll free) or (212) 929 5500 (collect). Questions regarding the tender offer or consent solicitation may be directed to Citadel Securities LLC at (877) 660 1735 (toll free) or (212) 651 7700 (collect).

About Targa Resources, Inc.

Targa Resources, Inc. (“Targa”) is a leading provider of midstream natural gas and natural gas liquid, or NGL, services in the United States, through an integrated platform of midstream assets. Targa’s gathering and processing assets are located primarily in the Permian Basin in West Texas and Southeast New Mexico, the Louisiana Gulf Coast primarily accessing the offshore region of Louisiana, and, through Targa Resources Partners LP, Targa’s publicly traded master limited partnership, the Fort Worth Basin in North Texas, the Permian Basin in West Texas and the onshore region of the Louisiana Gulf Coast. Additionally, Targa Resources Partners LP’s natural gas liquids logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States.

Safe Harbor Statements

This news release contains forward looking statements, including statements regarding the completion of the tender offer, and the Total Consideration or Tender Consideration, as applicable, to be paid to holders of the Notes who tender their Notes prior to the Consent Payment Deadline or prior to the Expiration Time, as applicable. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to the risk that the conditions to the offer are not satisfied or waived by the Expiration Time, our ability to pay the Total Consideration or Tender Consideration, as applicable and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. The Company disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Anthony Riley

Sr. Manager - Finance / Investor Relations

Matthew Meloy

Vice President - Finance and Treasurer